EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-288653, 333-264967, 333-291597), Form S-3 (File No. 333-273153), and Form S-8 (File No. 333-285934) of our report dated February 23, 2026, with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. (the “Company”) appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 23, 2026